UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2008
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices:	637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code:	(919) 767- 3250
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
     The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
     On January 30, 2008, Harris Stratex Networks, Inc. (“Harris Stratex”) issued a press release announcing, among other things, its results of operations and financial condition as of and for its second quarter of fiscal year 2008, which ended December 28, 2007, and updated guidance regarding expected revenue and earnings for fiscal 2008. The full text of the press release and related financial tables is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Use of Non-GAAP Measures and Comparative Financial Information
     The press release and related financial tables include a discussion of non-GAAP financial measures, including non-GAAP net income or loss and net income or loss (or earnings or loss) per basic and diluted share for the quarter and two quarters ended December 28, 2007 for Harris Stratex, and the quarter and two quarters ended December 29, 2006 for the Harris Microwave Communications division and Stratex Networks, Inc., or Stratex, combined on a pro forma basis as if the January 26, 2007 merger of Stratex into a wholly owned subsidiary of Harris Stratex had occurred at the beginning of fiscal 2007. The press release also contains updated non-GAAP revenue and earnings per share guidance for Harris Stratex for fiscal year 2008. Each of such non-GAAP figures was determined by excluding certain items of purchase accounting for the merger, the costs of restructuring and integration activities undertaken in connection with the merger, asset impairment and stock-based compensation expense, and by including the January 2007 pre-merger operating results of Stratex.
     A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles (“ GAAP ”). In the press release and related financial tables, non-GAAP net income and net income (or earnings) per basic and diluted share, exclude the impact of: (i) restructuring, integration costs and other charges associated with the combination of MCD and Stratex; (ii) stock-based compensation expense for both MCD and Stratex reported in accordance with FAS 123R, which had different effective dates of adoption by each entity and stock-based compensation expense for Harris Stratex after the merger; (iii) corporate costs of Harris Corporation allocated to MCD historically while it was a division of Harris Corporation; (iv) purchase accounting adjustments related to the combination of MCD and Stratex with Harris Stratex; and (v) asset impairments. Such non-GAAP net income and income per share figures are financial measures that are not defined by GAAP and should be viewed in addition to, and not in lieu of, income or loss, income or loss per basic and diluted share, and other financial measures on a GAAP basis. Harris Stratex has included in its press release a reconciliation of non-GAAP financial measures disclosed in the press release to the most directly comparable GAAP financial measure.
     Harris Stratex’s management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that management does not consider to be reflective of Harris Stratex’s core operations in any particular period. Management also believes that these non-GAAP financial measures may enhance the ability of investors to analyze past and future trends in Harris Stratex’s combined businesses and to better understand its performance, especially in light of the unique circumstances associated with the combination of Stratex, which was a stand-alone publicly traded reporting company until January 26, 2007, with Harris Stratex and MCD, formerly a division of Harris Corporation and the historical accounting predecessor of Harris Stratex. In addition, Harris Stratex expects to utilize such non-GAAP financial measures as a guide in its forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Please refer to Harris Stratex’s financial statements and accompanying footnotes for additional information and for a presentation of results in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is furnished herewith:

99.1	Press Release, issued by Harris Stratex Networks, Inc. on January 30, 2008 (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Sarah A. Dudash
	Name:	Sarah A. Dudash
	Title:	Vice President and Chief Financial Officer

Date: January 30, 2008

EXHIBIT INDEX

Exhibit No.
Under
Regulation S-K,
Item 601	Description

99.1	Press Release, issued by Harris Stratex Networks, Inc. on January 30, 2008, (furnished pursuant to Item 2.02 and Item 7.01).